Exhibit 99.1
Press Release

Axos Financial, Inc. Announces Issuance of Subordinated Notes Offering
$175 Million Offering Provides Additional Capital for Axos Financial and Axos Bank

SAN DIEGO, CA - (BUSINESSWIRE) - September 16, 2020 - Axos Financial, Inc. (NYSE: AX) (“Axos” or the "Company”), parent of Axos Bank (the “Bank”), announced today the pricing of a public offering of $175 million in aggregate principal amount of the Company’s 4.875% Fixed-to-Floating Rate Subordinated Notes due October 1, 2030 (the “Notes”). The Notes will bear interest at the rate of 4.875% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2021. From and including October 1, 2025 to, but excluding, October 1, 2030, or the earlier redemption date, interest will accrue at a floating rate per annum equal to a benchmark rate, which is expected to be Three-Month Term SOFR, plus a spread of 476 basis points, payable quarterly in arrears. The offering is expected to fund on September 18, 2020, subject to the satisfaction of customary closing conditions. Keefe, Bruyette & Woods, Inc., A Stifel Company and Raymond James & Associates, Inc. are serving as joint book-running managers on the offering.

Axos Financial, Inc. received a Baa3 rating and BBB rating from Moody’s Investor Services and Kroll Bond Rating Agency, respectively, on the Notes. The proceeds from the sale of the Notes will be used for general corporate purposes, to provide new capital to Axos Bank to support its future growth and for common stock share repurchases.

The Notes will be issued pursuant to a registration statement (including a prospectus) (File No. 333-223434) which Axos filed with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that Axos has filed with the SEC for more complete information about Axos and this offering. You may access these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Axos, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Keefe, Bruyette & Woods, A Stifel Company, at (800) 966-1559 or e-mailing USCapitalMarkets@kbw.com, or by calling Raymond James & Associates, Inc. at (800) 248-8863 or e-mailing Prospectus@RaymondJames.com.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. These Notes are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any governmental agency.

About Axos Financial, Inc. and Subsidiaries

Axos Financial, Inc. is the holding company for Axos Bank, a nationwide bank that provides consumer and business banking products through its low-cost distribution channels and affinity partners. With approximately $13.9 billion in assets, Axos Bank provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. Its wholly-owned non-bank subsidiaries, Axos Clearing LLC and Axos Invest, Inc., provide comprehensive securities clearing and custody services to introducing broker-dealers and registered investment advisor correspondents and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information about Axos Financial, please visit http://investors.axosfinancial.com/.

Exhibit 99.1
Press Release

Forward Looking Statements
Certain statements contained in this press release and related presentations that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Axos. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "could," "may," "should," "will" or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Axos’ current expectations and assumptions regarding Axos’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, assumptions, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could materialize or Axos’ underlying assumptions could provide incorrect and affect Axos’ future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others, risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, potential regulatory actions, changes in consumer behaviors and impacts on and modifications to the operations and business of Axos relating thereto, and the business, economic and political conditions in the markets in which Axos operates. Except to the extent required by applicable law or regulation, Axos disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Axos and factors which could affect the forward-looking statements contained herein can be found in Axos’ Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and its other filings with the SEC.

Contact:

Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com